Exhibit 99.1

Innovative Industrial Properties Reports First Quarter 2022 Results

Generated Q1 2022 YOY Growth of 50% in Total Revenues, 36% in Net Income and 40% in AFFO

SAN DIEGO, CA – May 4, 2022 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the first quarter ended March 31, 2022.

First Quarter 2022 and Year-to-Date Highlights

Financial Results and Capital Activity

•	Generated total revenues of approximately $64.5 million in the quarter, representing a 50% increase from the prior year’s quarter.

•	Recorded net income attributable to common stockholders of approximately $34.7 million for the quarter, or $1.32 per diluted share, and AFFO of approximately $53.8 million, or $2.04 per diluted share (including the dilutive impact of the assumed full exchange of the 3.75% Exchangeable Senior Notes due 2024 (the Exchangeable Senior Notes)).

•	Paid a quarterly dividend of $1.75 per common share on April 14, 2022 to stockholders of record as of March 31, 2022, representing a 17% increase over the fourth quarter 2021 dividend and a 33% increase over the prior year’s first quarter, equal to an annualized dividend of $7.00 per share.

•	Exchanged approximately $26.9 million principal amount of the Exchangeable Senior Notes, leaving approximately $6.5 million principal amount of Exchangeable Senior Notes outstanding as of today.

•	Raised net proceeds of approximately $21.1 million pursuant to sales under IIP’s “at-the-market” equity offering program (ATM Program).

•	Subsequent to March 31, 2022, completed an underwritten public offering of common stock, including the exercise in full of the underwriters’ option to purchase additional shares, resulting in gross proceeds of approximately $345.0 million.

Investment and Leasing Activity

•	From January 1, 2022 through today, made six acquisitions for properties located in Arizona, California, Maryland, Massachusetts, New Jersey and Pennsylvania, and executed five lease amendments to provide additional improvements at properties located in Massachusetts, Michigan and New York.

•	These transactions represented an aggregate additional investment by IIP of approximately $182.9 million (consisting of purchase prices and commitments to fund future development and improvements, but excluding transaction costs).

•	In these transactions, IIP established new tenant relationships with Maryland Cultivation and Processing, LLC (MCP) and Verano Holdings Corp., while expanding existing relationships with 4Front Ventures Corp., Ascend Wellness Holdings, Inc., Green Peak Industries, Inc. (Skymint), Holistic Industries Inc., Kings Garden, Inc., PharmaCann Inc. and Trulieve Cannabis Corp.

Balance Sheet Highlights (at March 31, 2022)

•	14% debt to total gross assets, with approximately $2.2 billion in total gross assets, representing a total annual fixed cash interest obligation of approximately $16.9 million, with no debt maturing in 2022 or 2023.

Portfolio Update and Acquisition Activity

Acquisitions

IIP acquired the following properties from January 1, 2022 through May 4, 2022 (dollars in thousands, except for per square foot (PSF) statistics):

State	Closing Date	Rentable Sq. Ft.(1)	Purchase Price(2)	Additional Investment		Total Investment	Total Investment PSF(3)
Massachusetts	January 28, 2022	57,000	$16,000	$—		$16,000	$281
New Jersey	February 10, 2022	114,000	35,400	4,600	(4)	40,000	351
Pennsylvania	March 23, 2022	3,000	2,750	—		2,750	917
California	March 25, 2022	23,000	8,158	—		8,158	355
Maryland	April 13, 2022	84,000	25,000	—		25,000	298
Arizona	April 27, 2022	17,000	5,238	—		5,238	308
	Totals	298,000	$92,546	$4,600		$97,146	326

(1)	Includes expected rentable square feet at completion of construction for certain properties.
(2)	Excludes transaction costs.
(3)	Calculated as IIP’s total investment divided by the rentable square feet.
(4)	The tenant is expected to complete future building improvements at the property, for which IIP agreed to provide reimbursement of up to $4.6 million.

Additional Investments for Building Improvements at Existing Properties

IIP committed additional capital at certain existing properties for future building improvements (reflected in the “Additional Investment” column below), each of which resulted in a corresponding adjustment to the base rent at the applicable property, from January 1, 2022 through May 4, 2022 (dollars in thousands, except for PSF statistics):

State	Date of Additional Capital Commitment	Rentable Sq. Ft.(1)	Existing Investment(2)	Additional Investment	Total Investment	Total Investment PSF(3)
Michigan	February 4, 2022	201,000	$45,000	$18,000	$63,000	$313
Michigan	March 1, 2022	63,000	25,000	3,500	28,500	452
Michigan	March 23, 2022	145,000	19,750	4,400	24,150	167
Massachusetts	March 23, 2022	199,000	49,000	14,900	63,900	321
New York	April 27, 2022	225,000	63,500	45,000	108,500	482
	Totals	833,000	$202,250	$85,800	$288,050	346

(1)	Includes expected rentable square feet at completion of construction for certain properties.
(2)	Excludes transaction costs.
(3)	Calculated as IIP’s total investment divided by the rentable square feet.

As of May 4, 2022, IIP owned 109 properties located in Arizona, California, Colorado, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Jersey, New York, North Dakota, Ohio, Pennsylvania, Texas, Virginia and Washington, representing a total of approximately 8.1 million rentable square feet (including approximately 2.4 million rentable square feet under development / redevelopment), with a weighted-average remaining lease term of approximately 16.4 years. As of May 4, 2022, IIP had invested approximately $2.0 billion across its portfolio (consisting of purchase price and construction funding and improvements reimbursed to tenants, but excluding transaction costs) and had committed an additional approximately $237.2 million to reimburse certain tenants and sellers for completion of construction and improvements at IIP’s properties (assuming full reimbursement for these improvements, IIP’s total investment in its portfolio equates to approximately $269 per square foot). These statistics do not include an $18.5 million loan from IIP to a developer for construction of a regulated cannabis cultivation and processing facility in California and up to $55.0 million that may be funded between June 15, 2022 and July 31, 2022 pursuant to IIP’s lease with a tenant at one of IIP’s Pennsylvania properties, as the tenant at that property may not elect to have IIP disburse those funds and pay IIP the corresponding base rent on those funds.

Capital Markets Activity

From January 1, 2022 through today, holders of an aggregate of approximately $26.9 million of IIP’s Exchangeable Senior Notes submitted their Exchangeable Senior Notes for exchange, and IIP issued a total of 412,901 shares of common stock to these holders in accordance with the terms of the indenture governing the Exchangeable Senior Notes. As of May 4, 2022, approximately $6.5 million aggregate principal amount of the Exchangeable Senior Notes remains outstanding.

From January 1, 2022 through May 4, 2022, IIP sold 117,023 shares of its common stock pursuant to the ATM Program, raising net proceeds, after sales commissions, fees and expenses, of approximately $21.1 million. As of May 4, 2022, the remaining amount available to be sold under the ATM Program is approximately $209.9 million.

On April 5, 2022, IIP completed an underwritten public offering of 1,578,948 shares of common stock, and on April 6, 2022, IIP completed the issuance of an additional 236,842 shares of common stock pursuant to the exercise in full of the underwriters’ option to purchase additional shares in the offering, resulting in aggregate gross proceeds of approximately $345.0 million.

IIP expects to use the net proceeds from these offerings to invest in specialized industrial real estate assets that are used in the regulated cannabis industry and for general corporate purposes. As of May 4, 2022, 27,970,618 shares of IIP common stock are outstanding.

Financial Results

IIP generated total revenues of approximately $64.5 million for the three months ended March 31, 2022, compared to approximately $42.9 million for the same period in 2021, an increase of 50%. The increase was driven primarily by the acquisition and leasing of new properties, additional improvement allowances and construction funding at existing properties resulting in adjustments to base rent, and contractual rental escalations at certain properties.

For the three months ended March 31, 2022, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $34.7 million and $1.32, respectively; funds from operations (FFO) (diluted) and FFO per diluted share of approximately $48.9 million and $1.86, respectively; normalized FFO, which adds back to FFO acquisition-related expense and the loss on exchange of a portion of the Exchangeable Senior Notes during the three months ended March 31, 2022 (Normalized FFO), and Normalized FFO per diluted share of approximately $49.1 million and $1.87, respectively; and AFFO and AFFO per diluted share of approximately $53.8 million and $2.04, respectively. For the three months ended March 31, 2022, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

IIP paid a quarterly dividend of $1.75 per common share on April 14, 2022 to stockholders of record as of March 31, 2022, representing a 17% increase over the fourth quarter 2021 dividend and a 33% increase over the prior year’s first quarter, equal to an annualized dividend of $7.00 per share. IIP’s “stabilized” AFFO payout ratio was 79% (calculated by dividing the quarterly dividend by the sum of (1) IIP’s AFFO for the quarter plus (2) approximately $4.4 million of additional lease payments assuming a full quarter of contractual lease payments for leases of properties acquired during the quarter and existing leases after the expiration of any scheduled base rent phase-in periods).

FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, May 5, 2022 to discuss IIP’s financial results and operations for the first quarter ended March 31, 2022.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, May 5, 2022 until 12:00 p.m. Pacific Time on Thursday, May 12, 2022, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 3390252.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
Assets	2022	2021
Real estate, at cost:
Land	$131,925	$122,386
Buildings and improvements	1,070,431	979,417
Tenant improvements	694,251	620,301
Total real estate, at cost	1,896,607	1,722,104
Less accumulated depreciation	(95,608)	(81,938)
Net real estate held for investment	1,800,999	1,640,166
Construction loan receivable	15,525	12,916
Cash and cash equivalents	43,094	81,096
Restricted cash	1,930	5,323
Investments	209,935	324,889
Right of use office lease asset	2,011	1,068
In-place lease intangible assets, net	9,215	9,148
Other assets, net	25,399	9,996
Total assets	$2,108,108	$2,084,602
Liabilities and stockholders’ equity
Exchangeable senior notes, net	$9,369	$32,232
Notes due 2026, net	294,167	293,860
Tenant improvements and construction funding payable	43,802	46,274
Accounts payable and accrued expenses	8,990	7,718
Dividends payable	46,168	38,847
Other liabilities	2,150	1,167
Rent received in advance and tenant security deposits	56,801	52,805
Total liabilities	461,447	472,903
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at March 31, 2022 and December 31, 2021	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 26,107,769 and 25,612,541 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	26	26
Additional paid-in capital	1,718,234	1,672,882
Dividends in excess of earnings	(85,608)	(75,218)
Total stockholders’ equity	1,646,661	1,611,699
Total liabilities and stockholders’ equity	$2,108,108	$2,084,602

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2022	2021
Revenues:
Rental (including tenant reimbursements)	$64,114	$42,885
Other revenue	390	—
Total revenues	64,504	42,885

Expenses:
Property expenses	1,982	770
General and administrative expense	8,777	5,600
Depreciation and amortization expense	13,868	8,839
Total expenses	24,627	15,209
Income from operations	39,877	27,676
Interest and other income	57	124
Interest expense	(4,766)	(1,873)
Loss on exchange of Exchangeable Senior Notes	(118)	—
Net income	35,050	25,927
Preferred stock dividends	(338)	(338)
Net income attributable to common stockholders	$34,712	$25,589
Net income attributable to common stockholders per share:
Basic	$1.35	$1.07
Diluted	$1.32	$1.05
Weighted-average shares outstanding:
Basic	25,620,253	23,889,398
Diluted	26,340,224	26,152,551

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO, NORMALIZED FFO AND AFFO

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2022	2021
Net income attributable to common stockholders	$34,712	$25,589
Real estate depreciation and amortization	13,868	8,839
FFO attributable to common stockholders (basic)	48,580	34,428
Cash and non-cash interest expense on Exchangeable Senior Notes	334	1,873
FFO attributable to common stockholders (diluted)	48,914	36,301
Acquisition-related expense	95	8
Loss on exchange of Exchangeable Senior Notes	118	—
Normalized FFO attributable to common stockholders (diluted)	$49,127	$36,309
Stock-based compensation	4,379	2,101
Non-cash interest expense	307	—
Above-market lease amortization	23	—
AFFO attributable to common stockholders (diluted)	$53,836	$38,410
FFO per common share – diluted	$1.86	$1.39
Normalized FFO per common share – diluted	$1.87	$1.39
AFFO per common share – diluted	$2.04	$1.47
Weighted average common shares outstanding – basic	25,620,253	23,889,398
Restricted stock and RSUs	110,457	92,194
PSUs	102,333	—
Dilutive effect of Exchangeable Senior Notes	507,181	2,170,959
Weighted average common shares outstanding – diluted	26,340,224	26,152,551

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.

For the periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For the three ended March 31, 2022, 102,333 shares issuable upon vesting performance share units (“PSUs”) granted to certain employees were dilutive, as the performance thresholds for vesting of these PSUs were met as measured as of March 31, 2022. For the three months ended March 31, 2021, the performance thresholds for vesting of these PSUs were not met as measured as of March 31, 2021.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332